Exhibit 20.1

ARRAN  FUNDING  LIMITED - SERIES 05-A

FORM  OF  MONTHLY  SERVICER'S REPORT

Bloomberg Ticker Number:                           ARRAN2005

Arran Funding Limited - Series:                    05-A

ABS - Credit Card - Bank, Closing Date:            December 15, 2005

As at:                                             February 15, 2006

                             RATING (S&P/Moodys/Fitch)            POOLFACTOR            PAY                      COUPON
TRANCHE      CURRENCY          ORIGINAL        CURRENT     ORIGINAL         CURRENT  FREQUENCY         BASIS               CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A         USD     AAA /Aaa/AAA         AAA /Aaa/AAA    100%             100%   Monthly       1 Mth LIBOR + 0.02%      4.460%
Class B         USD        A/A1/A               A/A1/A       100%             100%   Monthly       1 Mth LIBOR + 0.18%      4.620%
Class C         USD      BBB/Baa2/NR         BBB/Baa2/NR     100%             100%   Monthly       1 Mth LIBOR + 0.32%      4.760%

          Scheduled start of Controlled Accumulation Period:  1 June, 2007
          Expected maturity:                                  15 December, 2008
          Legal final maturity:                               15 December, 2010
          Structure:                                          Sr/sub Seq Pay
          Tax Election:                                       Debt
          Amort. Type:                                        Soft Bullet
          Transferors:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
          Originators:                                        The Royal Bank of Scotland plc / National Westminster Bank plc
          Servicer:                                           RBS Cards, a division of The Royal Bank of Scotland plc
          Trustee:                                            Bank of New York (The)
          Underwriter:                                        The Royal Bank of Scotland plc


Pool Performance
---------------------------------------------------------------------------------------------------------------------------------
Month end        Gross      Expense    Gross Charge        Net Charge         Excess         Excess        Transferor Interest
               Yield (%)   Rate (%)    Off Rate (%)       Off Rate (%)      Spread (%)     Spread (%)            %       Min %
                                                                                          Roll 1/4 Ave
31 Jan 2006     19.99%       5.44%             6.22%          6.17%           8.38%            N/A            45.20%         6%
31 Dec 2005     19.85%        N/A              6.16%          6.12%            N/A             N/A            46.35%         6%

Note: Bonds were issued on 15 December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.

Delinquencies (loans which are 30 days or more past due)

-------------------------------------------------------------------------------------------
                                                      (% Pool)
                 --------------------------------------------------------------------------
Month end           30-59 days       60-89 days      90-179 days      180+ days      Total
---------           ----------       ----------      -----------      ---------      -----
31 Jan 2006           1.27%            0.93%            2.27%           3.11%        7.58%
31 Dec 2005           1.17%            0.92%            2.18%           2.99%        7.26%
-------------------------------------------------------------------------------------------

Payment Rate

--------------------------------------------------------------------------
                      Payments                           Pool balance
                 ------------------------------          ------------
Month End         Total ((pound)000)  Rate (%)            (pound)000

31 Jan 2006           1,239,175       23.00%              5,275,021
31 Dec 2005           1,200,030       22.33%              5,388,175
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Average Actual Balance:                                     (pound) 1,131

Number of Accounts:                                             4,764,579
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IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's
Report as of the 15th day of February, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Colin Baillie
Title: Director, Finance, Cards Business